Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-160757 and Form S-8 No. 333-156269 of Middlesex Water Company of our reports dated March 5, 2015 relating to the consolidated financial statements and the effectiveness of Middlesex Water Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
March 5, 2015